UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D. C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2012

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

2440 Mall Drive, Charleston, South Carolina 29406
(Address of principal executive offices)

Registrant’s telephone number (including area code): (843) 529-5933

Not applicable
(Former name or former address, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

First Financial Holdings, Inc. (the “Company”) has entered into an Underwriting Agreement, dated March 28, 2012 (the “Underwriting Agreement”), among the Company, First Federal Savings and Loan Association of Charleston, the United States Department of Treasury, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, in connection with an underwritten secondary public offering (the “Offering”) of 65,000 shares of the Company’s Fixed Rate Cumulative Perpetual Series A Preferred Stock. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K. The exhibit is incorporated by reference into the Registration Statement (No. 333-156503) related to the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Blaise B. Bettendorf

Blaise B. Bettendorf
Executive Vice President
and Chief Financial Officer

Date: March 28, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement, dated March 28, 2012, among First Financial Holdings, Inc., First Federal Savings and Loan Association of Charleston, the United States Department of Treasury and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of several underwriters named therein.